UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2024

 LGAM Private Credit LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01674	27-0279273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1585 Broadway New York, NY	10036
(Address of principal executive offices)	(Zip Code)

1 (212) 761-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Item 3.02. Unregistered Sales of Equity Securities.
As of January 1, 2024, LGAM Private Credit LLC ("we", the "Company" or the "Fund"), sold approximately 166,242 of the Company’s Common Units (the “Units”) for an aggregate offering price of approximately $3.3 million, reflecting a purchase price of $20.04 per unit (with the final number of Units being determined on January 29, 2024).
The sale of Units was made pursuant to subscription agreements entered into by the Company and its unitholders. The issuance of the Units is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from the unitholders in the subscription agreements that each unitholder was an accredited investor as defined in Regulation D under the Securities Act.
Item 7.01. Regulation FD Disclosure.
On January 31, 2024, the Company disclosed the below information.
Distribution:
On January 29, 2024, the board of directors of the Company declared a distribution to unitholders of record in the amount of $0.1503 per unit, representing an annualized distribution yield of approximately 9.00%.
Annualized distribution yield is calculated by dividing the declared distribution by the prior month's net asset value and annualizing over 12 monthly periods.
The distribution will be payable on or around February 5, 2024 to unitholders of record as of January 31, 2024.
Company's Portfolio:
As of December 31, 2023, the Company had investments in 42 portfolio companies across 18 industries with an aggregate fair market value of approximately $99.7 million, which consisted of approximately 100.0% first lien debt investments based on fair market value. As of December 31, 2023, approximately 100.0% of the debt investments, based on fair market value, in the Company's portfolio were at floating rates. As of December 31, 2023, approximately 15.0%, based on fair market value, were in broadly syndicated loans, which the Company primarily uses for cash management purposes.

The table below describes investments by industry composition based on fair market value as of December 31, 2023:

Industry	% of Total
Insurance Services	21.3%
Health Care Providers & Services	15.6
Professional Services	10.7
Software	9.6
Real Estate Management & Development	9.5
Distributors	9.3
Automobile Components	4.3
Chemicals	3.9
Biotechnology	3.0
Health Care Technology	2.8
Other	10.0
Total	100.0%
The table below shows the Company's ten largest portfolio company investments based on fair market value as of December 31, 2023:

Issuer	% of Total
DCA Investment Holdings, LLC	7.2%
Bullhorn, Inc.	6.7
GS AcquisitionCo, Inc.	6.5
MRI Software, LLC	6.5
Avalara, Inc.	6.4
iCIMS, Inc.	5.4
World Insurance Associates, LLC	4.7
Tank Holding Corp.	3.9
Sonny's Enterprises, LLC	3.3
Integrity Marketing Acquisition, LLC	3.1
Other	46.3
Total	100.0%
Net Asset Value:
As of December 31, 2023, the Company's aggregate net asset value is estimated to be approximately $85.2 million. As of December 31, 2023, the Company had approximately $22.0 million of debt outstanding (at principal). Final results may differ materially from the estimated net asset value as a result of the completion of the Company’s financial closing procedures, as well as any subsequent events, including the discovery of information affecting fair values of portfolio investments as of December 31, 2023, arising between the date hereof and the completion of the financial statements and the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2023.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2024	LGAM Private Credit LLC

	By:	/s/ David Pessah
David Pessah
Chief Financial Officer